Exhibit 99.2
Armstrong Laing Limited Acquisition September 12, 2006

Safe Harbor-Forward Looking Statements This document contains forward-looking statements that involve risks and uncertainties concerning Business Objects' products and services, ALG Software's EPM solutions, the closing of the transaction and the timing thereof, the benefits to customers from the acquisition, Business Objects' position in the EPM market, and impact of the transaction on Business Objects' financial results. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others: the tax impact of the acquisition on Business Objects, the outcome of regulatory reviews of the transaction and the ability of the parties to complete the proposed transaction, Business Objects' ability to retain ALG Software's employees, and Business Objects' ability to realize other financial benefits from the proposed acquisition. More information about potential factors that could affect Business Objects' business and financial results is included in Business Objects' Form 10-Q for the quarter ended June 30, 2006 and Business Objects Form 10-K for the year ended December 31, 2005, which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. Business Objects is not obligated to and does not undertake any obligation to update these forward- looking statements to reflect events or circumstances after the date of this document.

Status of Transaction Although Business Objects and Armstrong Laing Limited (ALG Software) have signed an agreement under which Business Objects would acquire ALG Software, the proposed acquisition has not yet closed. The closing is contingent upon various factors, including regulatory approvals. Accordingly, there is no guarantee that the acquisition will in fact be consummated. Unless and until the acquisition closes, Business Objects and ALG Software must continue to run their businesses separately and independently, as they have in the past. For purposes of this discussion, the information provided in prospective and assumes that the acquisition will be completed.

Today's Announcement Business Objects announced today the intent to acquire Armstrong Laing Limited (doing business as ALG Software), a leading provider of profitability management and activity based costing solutions. The acquisition will be an all-cash transaction valued at approximately £30M (or approximately $56M at current currency exchange rates). The transaction is expected to close during the fourth quarter of 2006.

About ALG Software Founded in 1991 UK headquarters and support functions in Knutsford, Cheshire (Manchester) US headquarters in Atlanta, GA Worldwide distribution through direct sales and partners/distributors Customers include 400 current companies spanning 22 industries in 55 countries Full range of training, technical implementation and support services Partnerships with many accredited consulting firms Fiscal year 2006 (ended January 31, 2006) total revenue was approximately $19M.

Strategic Rationale for Acquiring ALG Software Acquire the leader of the activity based costing (ABC) market Profitability Measurement and ABC is central to our EPM strategy Analysts and customers agree that profitability management is a fast-growing segment of the EPM market, and it is central to our overall EPM strategy ALG is an established vendor in this space Adds breadth and scale to our EPM business unit The addition of profitability measurement and activity based costing provides a more complete EPM solution for our customers Strengthens our competitive position in EPM Improves our competitive positioning against both ERP vendors and other BI companies, many of which only provide this capability through partnerships Leverages proven management, development, and sales teams who are well established in global EPM solutions

A Complete Planning Solution for our Customers


Resource or Operational Focused
Using complex interdepartmental drivers and relationships
Traditional Budgeting
Predominantly Line-Item or GL Focused
FOCUS
ALG
ALG
BOBJ
ALG
INTEGRATION WITH COSTING
Not integrated with costing
Integrated with Costing
Customer, Product, Channel – and IT SS

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Copyright © 2006 Business Objects S.A. All rights reserved.
Business Objects

ALG Market Positioning ALG is the leader in profitability management and activity based costing solutions; their solutions hold unique and defensible market positions The ALG approach to cost management and activity based costing across multiple industries integrates well with our own vertical offerings ALG predictive planning solution complements our own budgeting and planning solutions Both Business Objects and ALG solutions are driver- based, though ALG solution is more focused on inter- departmental rules and can accommodate more complex modeling scenarios

The ALG Product Line Activity Based Costing / Management Software Technical Consultancy Training Help Desk

For more information please visit: www.businessobjects.com